      EXHIBIT M-1

RATINGS OF XCEL ENERGY AND
ITS PRINCIPAL UTILITY SUBSIDIARIES

COMPANY	MOODY'S	S&P	FITCH

XCEL ENERGY
• CORPORATE RATING	Baa3	BBB
• SENIOR SECURED	—	—
• SENIOR UNSECURED	Baa3	BBB-	BB
• COMMERCIAL PAPER	NP	A3
• PREFERRED	Ba2 *stable outlook	BB+ *credit watch positive	*negative outlook

NSP M
• CORPORATE RATING	Baa1	BBB
• SENIOR SECURED	A3	BBB+	BBB+
• SENIOR UNSECURED	Baa1	BBB-	BBB
• COMMERCIAL PAPER	P2	A3
• TOPrs	Baa2 *stable outlook	BB+ *credit watch positive	*negative outlook

NSP W
• CORPORATE RATING	Baa1	BBB+
• SENIOR SECURED	A3	BBB+	BBB+
• SENIOR UNSECURED	Baa1	BBB	BBB
• COMMERCIAL PAPER	— *stable outlook	— *credit watch positive	*negative outlook

PSCO
• CORPORATE RATING	Baa2	BBB
• SENIOR SECURED	Baa1	BBB+	BBB+
• SENIOR UNSECURED	Baa2	BBB-	BBB
• COMMERCIAL PAPER	P2	A3
• TOPrs	Baa3 *stable outlook	BB+ *credit watch positive	*negative outlook

SPS
• CORPORATE RATING	Baa1	BBB
• SENIOR SECURED	—	—
• SENIOR UNSECURED	Baa1	BBB	BBB
• COMMERCIAL PAPER	P2	A3
• TOPrs	Baa2 *stable outlook	BB+ *credit watch positive	*negative outlook